UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On March 29, 2006, Greens Worldwide Incorporated (“GRWW”) entered into an Agreement for the Exchange of Common Stock (“Agreement”) with North American Football League (“NAFL”), a developmental football league designed for colleges and the pros.  The League has grown from 18 teams in 1999 to over 100 teams operating in 24 divisions. The League has grown to a playoff system and a National Championship which is conducted at the Disney Wide World of Sports Complex in Orlando, Florida.  Under the terms of the agreement, GRWW will purchase 100% of the common stock of NAFL for restricted common stock of GRWW valued at $500,000. The Closing Date is set for April 30, 2006, as indicated and shown in Exhibit 10.1, filed herewith.

The foregoing highlights and summarizes certain pertinent terms and conditions contained in the above-referenced Agreement to which reference is made for the complete terms and conditions of such Agreement.

EXHIBITS

Exhibit Number	Description
10.1	Agreement for the Exchange of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2006

Greens Worldwide Incorporated

/s/

R. Thomas Kidd

By: __________________________________

R. Thomas Kidd, President & CEO

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